Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

FOR

TENDER OF SHARES OF COMMON STOCK OF

WESTERN ASSET INFLATION MANAGEMENT FUND INC.

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if stockholders’ certificates for shares of common stock (the “Shares”) of WESTERN ASSET INFLATION MANAGEMENT FUND INC., are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 5:00 p.m., New York City time, July 15, 2008, or such later date to which the Offer is extended (the “Termination Date”) or the procedures for book-entry transfer cannot be completed before the Termination Date. Such form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary, and must be received by the Depositary on or before the Termination Date. See Section 3, “Procedure for Tendering Shares,” of the Offer to Purchase.

The Depositary:

AMERICAN STOCK TRANSFER & TRUST COMPANY

Facsimile Copy Number:

(718) 234-5001

Confirm by Telephone:

(718) 921-8317

For Account Information Call:

AMERICAN STOCK TRANSFER & TRUST COMPANY

Toll Free: (877) 248-6417

By Mail or Overnight Courier, By Hand:

By Mail or Overnight Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	By Hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, New York 10038

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH

ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN ONE LISTED

ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:

The undersigned hereby tenders to Western Asset Inflation Management Fund Inc. (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated June 16, 2008 and the related Letter of Transmittal (which together constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth on the reverse side pursuant to the guaranteed delivery procedures set forth in Section 3, “Procedure for Tendering Shares,” of the Offer to Purchase.

Number of Shares Tendered:

Certificate Nos. (if available):

If Shares will be tendered by book-entry transfer, check box:

  ☐    The Depository Trust Company

Account Number:

Name(s) of Record Holder(s):

Address:

Area Code and Telephone Number:

Taxpayer Identification (Social Security) Number:

The undersigned also tenders all uncertificated Shares that may be held in the name of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s dividend reinvestment plan:

                         Yes                             No

(Note: If neither of these boxes is checked,

any such uncertificated Shares will not be tendered.)

Dated: , 2008

Signature(s)

GUARANTEE

The undersigned, a firm which is a broker, dealer, commercial bank, credit union, savings association or other entity and which is a member in good standing of a stock transfer association’s approved medallion program (such as STAMP, SEMP or MSP), hereby (a) guarantees to deliver to the Depositary certificates representing the Shares tendered hereby, in proper form for transfer (or tender shares pursuant to the procedures for book-entry transfer) into the Depositary’s account at The Depositary Trust Company, together with (i) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and (ii) other required documents, within three New York Stock Exchange trading days after the date of execution hereof, and (b) represents that such tender of Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended.

Name of Firm:
(Authorized Signature)

Address:	Name:
(Please Print)
Title:
City State Zip Code

Area Code and Tel. No.	Dated: , 2008

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE

CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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